UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) March 25, 2010
NACCO Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9172	34-1505819

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5875 Landerbrook Drive
Cleveland, Ohio	44124-4069

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (440) 449-9600
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 25, 2010, the Compensation Committee of the Board of Directors of NACCO Materials Handling Group, Inc. (“NMHG”), a wholly-owned subsidiary of NACCO Industries, Inc. (“NACCO”), adopted the NMHG 2010 Annual Incentive Compensation Plan (the “Plan”), an annual incentive compensation plan and related performance objectives and targets for the benefit of certain executive and management employees at NMHG.
     The Plan provides that each participant is eligible to earn a target incentive award during the award term of January 1, 2010 through December 31, 2010. The final payout for each individual under the Plan are generally based on the participant’s target award measured against established performance criteria and performance by the participant against individual goals for the January 1, 2010 through December 31, 2010 performance period. However, in the event of a change in control (as defined in the Plan) participants will be entitled to receive a pro-rata target award for the year.
     The NMHG Compensation Committee, in its discretion, may also increase or decrease awards under the Plan and may approve the payment of awards where performance would otherwise not meet the minimum criteria set for payment of awards.
     Performance objectives under the Plan will be based on a combination, of the following criteria, or the attainment of specified levels of growth or improvement in one or more of the following criteria: adjusted return on total capital employed (“ROTCE”), operating profit dollars, operating profit percentage and market share.
     For 2010, the performance criteria under the Plan are as follows: NMHG’s ROTCE (15%); adjusted operating profit dollars (30%); adjusted operating profit percentage (25%) and market share (30%). Absent a change in control, final payouts under the Plan will be determined by the NMHG Compensation Committee following December 31, 2010 and generally range from 0% to 70% of the participant’s target award amount. Final payouts will be paid in cash, less applicable withholdings, during the period from January 1, 2011 to March 15, 2011 or earlier in the event of a change in control (as defined in the Plan).
     The Plan is attached to this Current Report on Form 8-K as Exhibit 10.1 and is hereby incorporated herein by reference thereto. The foregoing summary of the Plan is qualified in its entirety by reference to the full text of the Plan.
Item 9.01 Financial Statements and Exhibits.
          (d) Exhibits.

Exhibit No.	Exhibit Description
10.1	The NACCO Materials Handling Group, Inc. 2010 Annual Incentive Compensation Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NACCO INDUSTRIES, INC.
By:	/s/ Charles A. Bittenbender
	Name:	Charles A. Bittenbender
	Title:	Vice President, General Counsel and Secretary

Date: March 30, 2010

Exhibit Index

Exhibit No.	Exhibit Description
10.1	The NACCO Materials Handling Group, Inc. 2010 Annual Incentive Compensation Plan

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